Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         INVESCO U.S. MID CAP VALUE FUND

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Institutional Fund Trust - U.S. Mid Cap Value Portfolio was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1)   Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                                          Votes           Votes           Broker
Matter                                                                Votes For          Against         Abstain         Non-Votes
------------------------------------------------------------------    ---------          -------         -------         ---------
(1) Approve an Agreement and Plan of Reorganization...............    2,692,019          103,623         104,376             0

                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                        INVESCO U.S. SMALL CAP VALUE FUND

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Institutional Fund Trust - U.S. Small Cap Value Portfolio was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1)   Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                                          Votes           Votes           Broker
Matter                                                                Votes For          Against         Abstain         Non-Votes
-------------------------------------------------------------------   ----------         -------         -------         ---------
(1)  Approve an Agreement and Plan of Reorganization...............   20,113,638         459,508         771,242             0

                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               INVESCO VALUE FUND

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Value Fund was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1)   Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                                            Votes           Votes           Broker
Matter                                                                 Votes For           Against         Abstain         Non-Votes
------------------------------------------------------------------     ----------          -------         -------         ---------
(1) Approve an Agreement and Plan of Reorganization...............     4,917,024           221,090         423,299             0

                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                              INVESCO VALUE II FUND

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Institutional Fund Trust - Value Portfolio was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1)   Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                                            Votes           Votes           Broker
Matter                                                                 Votes For           Against         Abstain         Non-Votes
------------------------------------------------------------------     ----------          -------         -------         ---------
(1) Approve an Agreement and Plan of Reorganization...............     8,046,816           201,826         219,256             0